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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2003

ADVANCED MATERIALS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-16401	33-0215295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20211 S. Susana Road, Rancho Dominguez, CA 90221
(Address of Principal Executive Officers)            (Zip Code)

Registrant's telephone number, including area code: (310) 537-5444

Not Applicable
(Former name or former address, if changes since last report)

ITEM 5.    OTHER EVENTS

        On June 23, 2003, Advanced Materials Group, Inc. announced a change in its manufacturing agreement in Singapore. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits

          99.1 Press Release, dated June 23, 2003, issued by Advanced Materials Group, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2003	ADVANCED MATERIALS GROUP, INC.
	By:	/s/ GAYLE ARNOLD Chief Financial Officer

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SIGNATURES